BALTIMORE COUNTY SAVINGS BANK, M.H.C.

PLAN OF CONVERSION AND REORGANIZATION

AS ADOPTED ON FEBRUARY 14, 2007

AND AMENDED AND RESTATED ON MARCH 7, 2007, MAY 14, 2007,

AUGUST 22, 2007, OCTOBER 24, 2007 AND JANUARY 16, 2008

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22.	Tax Rulings or Opinions	22

23.	Restrictions on Acquisitions of Stock of Holding Company	22

24.	Stock Compensation Plans	23

25.	Dividend and Repurchase Restrictions on Stock	23

26.	Payment of Fees to Brokers	23

27.	Effective Date	23

28.	Amendment or Termination of the Plan	24

29.	Interpretation of the Plan	24

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EXHIBIT INDEX

EXHIBIT

Agreement and Plan of Merger by and among BCSB Bankcorp, Inc., Baltimore County Savings Bank, F.S.B. and Baltimore County Interim Federal Savings Association II	A

Agreement and Plan of Merger by and among Baltimore County Savings Bank, M.H.C., Baltimore County Savings Bank, F.S.B. and Baltimore County Interim Federal Savings Association I	B

Agreement and Plan of Merger by and among Baltimore County Savings Bank, F.S.B., Holding Company and Baltimore County Interim Federal Savings Association III	C

Articles of Incorporation of Holding Company	D

Bylaws of Holding Company	E

BALTIMORE COUNTY SAVINGS BANK, M.H.C.

PLAN OF CONVERSION AND REORGANIZATION

1.	INTRODUCTION

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

On July 8, 1998, Baltimore County Savings Bank, F.S.B., a federally chartered mutual savings association reorganized into the two-tiered mutual holding company form of organization. In connection with the transaction, BCSB Bankcorp, Inc., a federally chartered stock corporation, was formed, which issued 2,361,602 shares of its common stock to Baltimore County Savings Bank, F.S.B.’s eligible members and to the BCSB Bankcorp, Inc. Employee Stock Ownership Plan and issued 3,754,960 shares to Baltimore County Savings Bank, M.H.C., a federally chartered mutual holding company. Also, in connection with this transaction, Baltimore County Savings Bank, F.S.B. converted to a federally chartered stock savings association and became the wholly owned subsidiary of BCSB Bankcorp, Inc. As of the date hereof, the MHC beneficially and of record owns 3,754,960 shares of common stock, par value $0.01 per share, of BCSB Bankcorp, Inc., representing approximately 63.5% of the outstanding voting stock of BCSB Bankcorp, Inc., and the remaining 2,160,283 shares of BCSB Bankcorp, Inc.’s common stock, or 36.5%, are owned by persons other than the MHC.

A. Business Purposes for the Conversion and Reorganization

The Boards of Directors of the MHC, BCSB Bankcorp, Inc. and the Savings Bank believe that a conversion of the MHC to stock form is in the best interests of the MHC, the members of the MHC, BCSB Bankcorp, Inc., its stockholders and the Savings Bank. The Board of Directors determined that this Plan of Conversion and Reorganization equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. Further, the Board of Directors determined that the Conversion and Reorganization would not adversely impact the stockholders’ equity of the Savings Bank.

The Conversion and Reorganization will provide additional capital for BCSB Bankcorp, Inc., which will strengthen its balance sheet. The Conversion and Reorganization also will provide the Savings Bank with a larger capital base that will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion. The Conversion and Reorganization will provide a more flexible operating structure, which will enable the Savings Bank to compete more effectively with other financial institutions. Finally, the Conversion and Reorganization has been structured to reunite the accumulated earnings and profits retained by the MHC with the retained earnings of the Savings Bank through a tax-free reorganization.

B. Procedure for Conversion and Reorganization

As described in greater detail herein in Section 3, pursuant to the Plan:

(i) The Savings Bank will form a new first-tier subsidiary, which will be incorporated under state law as a stock corporation (the “Holding Company”).

(ii) The MHC will convert to an interim federal stock savings association (“Interim A”).

(iii) BCSB Bankcorp, Inc. will convert to an interim federal stock savings association (“Interim B”). Interim B will merge with and into the Savings Bank.

(iv) Interim A will merge with and into the Savings Bank. In connection with that merger, a liquidation account will be established by the Savings Bank for the benefit of Members.

(v) The Holding Company will form an interim federal stock savings association (“Interim C”) as a wholly owned subsidiary. Interim C will merge with and into the Savings Bank, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of BCSB Bankcorp, Inc. common stock outstanding immediately before the effective time of the Conversion and Reorganization shall be automatically converted without further action by the holder thereof, into and become the right to receive shares of Holding Company common stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

(vi) The Holding Company will issue and sell its Conversion Stock in the Offerings and provided herein.

C. Approval of the Plan

On February 14, 2007, after careful study and consideration, the Boards of Directors of BCSB Bankcorp, Inc., the MHC and the Savings Bank adopted this Plan. The Plan must be approved by: (1) the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC; (2) by the holders of at least two-thirds of the shares of outstanding BCSB Bankcorp, Inc. common stock; and (3) by the holders of at least a majority of the outstanding shares of BCSB Banckcorp, Inc. common stock owned by Minority Stockholders. Before submitting the Plan to the Members and BCSB Bankcorp, Inc.’s stockholders for consideration, the Plan must be approved by the Office of Thrift Supervision.

2.	DEFINITIONS

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be acting in concert with any Person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Savings Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

ACTUAL PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, the Holding Company, the Savings Bank or a majority-owned subsidiary of the MHC, the Holding Company or the Savings Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, the Holding Company or the Savings Bank in which such Person has a substantial beneficial interest or of which such Person serves as a trustee or in a similar fiduciary capacity; and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, the Holding Company or the Savings Bank or any of their subsidiaries.

BCSB BANKCORP, INC. means BCSB Bankcorp, Inc., an existing federally chartered stock corporation.

BCSB BANKCORP, INC. COMMON STOCK means the shares of common stock, par value $0.01 per share, of BCSB Bankcorp, Inc.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the shares of common stock, par value $0.01 per share, to be issued and sold by the Holding Company in the Offerings, all pursuant to the Plan of Conversion and Reorganization. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Savings Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the direct or indirect power to direct or exercise a controlling influence over the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION AND REORGANIZATION means: (i) the conversion of BCSB Bankcorp, Inc. to an interim federal stock association and the subsequent Holding Company Merger pursuant to which BCSB Bankcorp, Inc. will cease to exist; (ii) the conversion of the MHC to an interim federal stock savings association and the subsequent MHC Merger, pursuant to which the MHC will cease to exist; (iii) the Savings Bank Merger, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of BCSB Bankcorp, Inc. common stock outstanding immediately before the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest; and (iv) the issuance of Common Stock in the Offerings as provided herein.

DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on December 31, 2005.

ESOP means a Tax Qualified Employee Stock Benefit Plan adopted by the MHC, the Holding Company or the Savings Bank in connection with the Conversion and Reorganization, the purpose of which shall be to acquire the Common Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

EXCHANGE RATIO means the rate at which shares of BCSB Bankcorp, Inc. common stock will be exchanged for shares of Holding Company Common Stock held by Minority Stockholders in connection with the Savings Bank Merger. The exact rate shall be determined by the MHC, BCSB Bankcorp, Inc. and the Savings Bank to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of BCSB Bankcorp, Inc. common stock owned by them in the aggregate immediately before the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional shares of Holding Company Common Stock, and (b) shares of Common Stock purchased by the Minority Stockholders in the Offerings.

EXCHANGE SHARES means the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Savings Bank Merger.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

HOLDING COMPANY means the stock corporation to be organized under the laws of the Maryland, that, upon completion of the Conversion and Reorganization, shall hold all of the outstanding capital stock of the Savings Bank.

HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of the Holding Company.

HOLDING COMPANY MERGER means the merger of Interim B, the successor to BCSB Bankcorp, Inc. following its conversion to an interim federal stock savings association) with and into the Savings Bank.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the MHC, the Holding Company and the Savings Bank to prepare an appraisal of the estimated pro forma market value of the Common Stock.

INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Common Stock subscribed for in the Subscription Offering and by Persons for shares of Common Stock ordered in the Community Offering and/or Syndicated Community Offering.

INTERIM A means Baltimore County Interim Federal Savings and Loan Association I, which will the resultant entity following the conversion of the MHC. Interim A will subsequently be merged with and into the Savings Bank.

INTERIM B means Baltimore County Interim Federal Savings and Loan Association II, which will the resultant entity following the conversion of BCSB Bankcorp, Inc. Interim B will subsequently be merged with and into the Savings Bank.

INTERIM C means Baltimore County Interim Federal Savings and Loan Association III, which will be formed as an interim federal stock savings association and a wholly owned subsidiary of the Holding Company to effect the Savings Bank Merger.

LOCAL COMMUNITY means Baltimore, Harford and Howard Counties and Baltimore City in Maryland.

MANAGEMENT PERSON means any Officer or director of BCSB Bankcorp, Inc., the Savings Bank, the MHC or the Holding Company or any Affiliate of BCSB Bankcorp, Inc., the Savings Bank, the MHC or the Holding Company and any person Acting in Concert with such Officer or director.

MEMBER means any Person qualifying as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States.

MHC means Baltimore County Savings Bank, M.H.C., a federally chartered mutual holding company.

MHC MERGER means the merger of Interim A, the successor to the MHC following its conversion to an interim federal stock savings association) with and into the Savings Bank.

MINORITY STOCKHOLDER means any owner of the Common Stock other than the MHC.

OFFERINGS means the offering of Common Stock to Persons other than the MHC in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

OFFICER means the president, chief executive officer, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Offerings.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

OTS means the Office of Thrift Supervision or any successor thereto.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the MHC.

PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any political subdivision of a government.

PLAN and PLAN OF CONVERSION AND REORGANIZATION mean this Plan of Conversion and Reorganization as adopted by the Board of Directors of the MHC, BCSB Bankcorp, Inc. and Savings Bank and any amendment hereto approved as provided herein.

PRIMARY PARTIES means the MHC, BCSB Bankcorp, Inc., the Savings Bank and the Holding Company.

PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offerings.

PROXY STATEMENT means the document used to solicit approval of the Plan by Voting Members.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Savings Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

SAVINGS BANK means Baltimore County Savings Bank, F.S.B., a federal stock savings association.

SAVINGS BANK BENEFIT PLANS includes, but is not limited to, Tax-Qualified Employee Stock Benefit Plans and Non-Tax-Qualified Employee Stock Benefit Plans.

SAVINGS BANK COMMON STOCK means the common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company following the Conversion and Reorganization.

SAVINGS BANK MERGER means the Merger of Interim C with and into the Savings Bank pursuant to the Plan of Merger included as Exhibit C hereto.

SEC means the Securities and Exchange Commission.

SPECIAL MEETING OF MEMBERS means the Special Meeting of Voting Members called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

SPECIAL MEETING OF STOCKHOLDERS means the Special Meeting of Stockholders of BCSB Bankcorp, Inc. called for the purpose of submitting this Plan to the stockholders of BCSB Bankcorp, Inc. for their approval, including any adjournments of such meeting.

SUBSCRIPTION OFFERING means the offering of the Common Stock to Participants.

SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the MHC, the Bank or BCSB Bankcorp, Inc. and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Conversion and Reorganization by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Conversion and Reorganization.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with its mutual charter and bylaws.

VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.	GENERAL PROCEDURE FOR THE CONVERSION AND REORGANIZATION.

A. Steps for Conversion and Reorganization; Regulatory Filings

(i) After the Savings Bank’s organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim C as its wholly owned subsidiary and the Board of Directors of Interim C shall adopt the Plan of Merger included as Exhibit C hereto by at least a two-thirds vote. The Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim C and BCSB Bankcorp, Inc. shall approve the Plan and the Plan of Merger in its capacity as the sole stockholder of the Savings Bank.

(ii) An application for the Conversion and Reorganization, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the OTS for approval. The MHC, BCSB Bankcorp, Inc. and the Savings Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the MHC, BCSB Bankcorp, Inc. and the Savings Bank to be given by publication in a newspaper having general circulation in each community in which an office of Savings Bank is located and will cause copies of the Plan to be made available at each office of the MHC, BCSB Bankcorp, Inc. and the Savings Bank for inspection by Members and BCSB Bankcorp, Inc.’s stockholders. The MHC, BCSB Bankcorp, Inc. and the Savings Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the MHC from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

(iii) Promptly following receipt of the requisite approval of the OTS, the Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting of Members. The MHC may, at its option, mail to all Voting Members, at their last known address appearing on the records of the MHC and the Savings Bank, the Proxy Statement. BCSB Bankcorp, Inc. also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Common Stock, subject to the provisions of Section 11 and Section 13 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card that will be distributed with the Proxy Statement, letter or other written communication, a copy of the articles of incorporation and bylaws of the Holding Company.

(iv) Subscription Rights to purchase shares of Common Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Sections 5 through 8 hereof.

(v) BCSB Bankcorp, Inc. shall file preliminary proxy materials with the OTS and the SEC to seek the approval of the Plan by its stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, BCSB Bankcorp, Inc. will mail definitive proxy materials to all stockholders as of the Voting Record Date, at their last known address appearing on the records of BCSB Bankcorp, Inc., for their consideration and approval of this Plan at the Special Meeting of Stockholders.

(vi) The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Savings Bank. Such application also shall include an application to form Interim C. In addition, an application to merge the MHC (following its conversion into an interim federal stock savings association) and the Savings Bank, an application to merge BCSB Bankcorp, Inc. (following its conversion into an interim federal stock savings association) and the Savings Bank and an application to merge Interim C and the Savings Bank shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

(vii) The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Common Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, and Other Members. It is anticipated that any shares of Common Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering

and/or a Public Offering. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Savings Bank an amount of fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Common Stock.

(viii) All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of BCSB Bankcorp, Inc. shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion and Reorganization without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by BCSB Bankcorp, Inc. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of BCSB Bankcorp, Inc. immediately before the Conversion and Reorganization, including liabilities for all debts, obligations and contracts of BCSB Bankcorp, Inc., matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of BCSB Bankcorp, Inc.

(ix) The Articles of Incorporation of the Holding Company shall read in the form of Exhibit D.

(x) The home office and branch offices of the Savings Bank shall be unaffected by the Conversion and Reorganization. The executive offices of the Holding Company shall be located at the current offices of the MHC and BCSB Bankcorp, Inc.

(xi) Each Deposit Account of the Savings Bank at the effective date of the Conversion and Reorganization shall remain a Deposit Account in the Savings Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account before the Conversion and Reorganization.

B. Votes Required for Consummation of Conversion and Reorganization

This Plan was adopted by the Boards of Directors of the MHC, BCSB Bankcorp, Inc. and the Savings Bank on February 14, 2007.

This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting of Members, (2) holders of at least two-thirds of the shares of outstanding BCSB Bankcorp, Inc. common stock; and (3) the holders of at least a majority of the outstanding shares of BCSB Bankcorp, Inc. common stock owned by Minority Stockholders.

C. Consummation of Conversion and Reorganization

The effective date of the Conversion and Reorganization shall be the date set forth in Section 27 hereof.

Upon the effective date, the following transactions shall occur:

(i) The MHC shall convert from a mutual holding company to an interim federal stock savings association. BCSB Bankcorp, Inc. shall convert into an interim federal stock savings association and simultaneously merge with and into the Savings Bank in the Holding Company Merger, with the Savings Bank being the surviving institution. Immediately thereafter, the MHC, as converted, shall merge with and into the Savings Bank in the MHC Merger, with the Savings Bank being the surviving institution. As a result of the MHC Merger and the Holding Company Merger, (x) the shares of BCSB Bankcorp, Inc. common stock held by the MHC (following its conversion to an interim federal stock savings bank) shall be extinguished and (y) Members of the MHC will be granted interests in the liquidation account to be established by the Savings Bank pursuant to Section 15 hereof.

(ii) Interim C shall merge with and into the Savings Bank pursuant to the Savings Bank Merger, with the Savings Bank being the surviving institution. As a result of the Savings Bank Merger, (x) the shares of BCSB Bankcorp, Inc. common stock held by the Savings Bank shall be extinguished; (y) the shares of BCSB Bankcorp, Inc. common stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim C held by the Holding Company shall be converted into shares of Savings Bank common stock on a one-for-one basis, with the result that the Savings Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Savings Bank Merger: (i) options to purchase shares of BCSB Bankcorp, Inc. common stock that are outstanding immediately before consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged; and (ii) obligations to issue shares of BCSB Bankcorp, Inc. common stock pursuant to the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan immediately before consummation of the Conversion and Reorganization shall be converted into obligations to issue shares of Holding Company Common Stock, with the number of shares obligated to be issued to be adjusted based on the Exchange Ratio.

(iii) The Holding Company shall sell the Common Stock in the Offerings, as provided herein.

D. Retention of Investment Bankers and Financial Advisors

The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

(a) The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Savings Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

(b) Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Initial Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with applicable OTS rules and regulations. The Actual Purchase Price and the total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with such Offerings.

(c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Conversion and Reorganization, and under such conditions the Primary Parties may increase or decrease the total number of shares of Common Stock to be issued in the Offerings to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a) Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation established for the Community Offering and/or Syndicated Community Offering, (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 10 and 13 hereof.

(b) In the event of an oversubscription for shares of Common Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

(c) Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Savings Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.	SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock sold in the Offerings, including any shares of Common Stock to be issued as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and before completion of the Conversion and Reorganization. The Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (the “Maximum Shares”), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of Common Stock sold in the Offerings. Shares of Common Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Savings Bank to fail to meet any applicable regulatory capital requirement.

The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a) In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) the maximum purchase limitation established for the Community Offering and/or Syndicated Community Offering, (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 10 and 13 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(b) In the event of an oversubscription for shares of Common Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

(a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) the such maximum purchase limitation established for the Community Offering and/or Syndicated Community Offering or (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 10 and 13 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.	COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(a) If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all remaining shares of Common Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Common Stock is sold in the Community Offering shall have as its objective the achievement of the widest possible distribution of such stock.

(b) In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given to natural persons and trusts of natural persons residing in the Local Community (“Preferred Subscribers”).

(c) A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Common Stock in the

Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

(d) The amount of Common Stock that any Person may purchase in the Community Offering shall not exceed 5% of the Common Stock sold in the Offerings; provided, however, that this amount may be increased to up to the limit set forth in Section 10(g) herein or decreased, subject to any required regulatory approval but without the further approval of Members or BCSB Bankcorp, Inc.’s stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the preferences set forth in Section 9(b) and (c) of this Plan and the limitations on purchases of Common Stock set forth in this Section 9(d) and Sections 10 and 13 of this Plan, orders for Common Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

(e) Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed 5% of the Common Stock sold in the Offerings, provided, however, that this amount may be increased to up to the limit set forth in Section 10(g) herein or decreased, subject to any required regulatory approval but without the further approval of Members or BCSB Bankcorp, Inc.’s stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(e) and Sections 10 and 13 of this Plan, orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

(f) The Primary Parties may sell any shares of Common Stock remaining following the Subscription Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Primary Parties, subject to any required regulatory approval or consent.

(g) If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK

The following limitations shall apply to all purchases of Common Stock in the Offerings:

(a) The maximum amount of Common Stock that may be subscribed for or purchased in all categories in the Offerings by any Person, together with any Associate or group of Persons Acting in Concert, shall not exceed 5% of the Common Stock sold in the Offerings except for Tax-Qualified Employee Stock Benefit Plans.

(b) The maximum number of shares of Common Stock that may be purchased in the Conversion and Reorganization by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings; provided, however, that purchases of Common Stock that are made by Plan Participants pursuant to the exercise of Subscription Rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(b).

(c) Except in the case of Tax-Qualified Employee Stock Benefit Plans, as set forth in Section 10(b) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock that any Person together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization, when combined with Exchange Shares received (which, for this purpose, shall not include any shares held in any of the Tax Qualified Employee Stock Benefit Plans or Non-Tax Qualified Stock Benefit Plans of the Holding Company or the Savings Bank), shall not exceed 5.0% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization.

(d) The number of shares of Common Stock that directors and Officers of the Primary Parties and their Associates may purchase in the aggregate in the Offerings shall not exceed 25% of the total number of shares of Common Stock sold in the Offerings, including any shares that may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

(e) No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

(f) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Primary Parties or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(c) or Section 10(d) hereof, (iii) Exchange Shares shall be valued at the Actual Purchase Price, and (iv) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Bank qualified plan under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(g) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or BCSB Bankcorp, Inc.’s stockholders, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein in the Conversion and Reorganization whether before, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above with OTS approval to provide that any Person, together with any Associate or group of Persons Acting in Concert subscribing for 5% of the total offering of shares of Common Stock sold in the Offerings, may purchase between 5% and 10% as long as the aggregate amount that the subscribers purchase does not exceed 10% of the total stock offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

(h) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

(i) Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Minority Stockholders will not have to sell any BCSB Bankcorp, Inc. common stock or be limited in receiving Exchange Shares even if their ownership of BCSB Bankcorp, Inc. common stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Minority Stockholder who would exceed an applicable purchase limitation may be precluded from purchasing Common Stock in the Offerings.

(j) The maximum purchase of Common Stock in the Offerings by a Person, through one or more individual and/or joint Deposit Accounts, is 5% of the Common Stock sold in the Offerings. The maximum purchase of Common Stock in the Subscription Offering by a group of Persons through a single Deposit Account is 5% of the Common Stock sold in the Offerings.

11.	TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a) The Offerings shall be conducted in compliance with 12 C.F.R. Part 563g and, to the extent applicable, Form OC. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement to Members and the proxy materials to BCSB Bankcorp, Inc.’s stockholders. The Subscription Offering may be closed before the Special Meeting of Members and the Special Meeting of Stockholders, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting of Members and by BCSB Bankcorp, Inc.’s stockholders at the Special Meeting of Stockholders.

(b) The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(c) Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Primary Parties shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(d) A single Order Form for all Deposit Accounts maintained with the Savings Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

(e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(f) The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at any time prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, if Order Forms (i) are not delivered and are returned to the Primary Parties by the United States Postal Service or the Primary Parties are unable to locate the addressee, or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation by the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.	PAYMENT FOR COMMON STOCK.

(a) Payment for shares of Common Stock subscribed for by Participants in the Subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered, provided that checks will only be accepted subject to collection. The Primary Parties may, in their sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of Common Stock for which they subscribe in the Community Offering at any time prior to the 48 hours before the completion of the Conversion and Reorganization. The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Bank the opportunity to pay for shares of Common Stock by authorizing the Savings Bank to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant’s benefit by a Savings Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Common Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Common Stock ordered by Participants and other Persons and refund any remaining amount that is attributable to a fractional share interest, unless the Primary Parties chooses to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

(b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Offerings, provided that, in the case of the employee stock ownership plan, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregate price of the shares for which it subscribed.

(c) If a Participant or other Person authorizes the Savings Bank to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Savings Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Primary Parties.

(d) The subscription funds will be held by the Savings Bank or, in the Savings Bank’s discretion, in an escrow account at an unaffiliated institution. The Holding Company shall pay interest, at not less than the Savings Bank’s passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

(e) The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Savings Bank.

(f) Each share of Common Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

13.	ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Primary Parties or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.	VOTING RIGHTS OF STOCKHOLDERS.

Following consummation of the Conversion and Reorganization, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Savings Bank’s outstanding voting capital stock, voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock.

15.	LIQUIDATION ACCOUNT.

(a) At the time of the MHC Merger, the Savings Bank shall establish a liquidation account in an amount equal to the percentage of the outstanding shares of the common stock of BCSB Bankcorp, Inc. owned by the MHC before the Bank Merger, multiplied by BCSB Bankcorp, Inc.’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Savings Bank who maintain such accounts in the Savings Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Conversion and Reorganization.

(b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Savings Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the “subaccount balance.” All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

(c) In the event of a complete liquidation of the Savings Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Savings Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

(d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

(e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any September 30 annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates, or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Savings Bank.

(f) Subsequent to the Conversion and Reorganization, the Savings Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Savings Bank, or repurchase any of the capital stock of the Savings Bank, if such dividend or repurchase would reduce the Savings Bank’s regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

(g) For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

16.	TRANSFER OF DEPOSIT ACCOUNTS.

Each Deposit Account in the Savings Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Savings Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Savings Bank immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Savings Bank shall not, as such holders, have any voting rights.

17.	REQUIREMENTS FOLLOWING THE CONVERSION AND REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion and Reorganization, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

18.	COMPLETION OF THE STOCK OFFERING.

The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless an extension is approved by the OTS.

19.	DIRECTORS AND OFFICERS OF THE SAVINGS BANK.

Each person serving as a director or Officer of the Savings Bank at the time of the adoption of the Plan of Conversion and Reorganization shall continue to serve as a director or Officer of the Savings Bank for the balance of the term for which the person was elected before the adoption of the Plan of Conversion and Reorganization, and until a successor is elected and qualified. Each person serving as a director or Officer of BCSB Bankcorp, Inc. at the time of the adoption of the Plan of Conversion and

Reorganization shall continue to serve as a director or Officer of the Holding Company for the balance of the term for which the person was elected before the adoption of the Plan of Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business, addresses and terms of the Directors of the Holding Company and the Savings Bank are set forth in the Plans of Merger included as Exhibits A, B and C hereto.

20.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

For a period of three years following the Conversion and Reorganization, the directors and Officers of the Holding Company and the Savings Bank and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.	RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Common Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Savings Bank shall be transferable without restriction. Shares of Common Stock purchased by directors and Officers of the Holding Company or the Savings Bank and their Associates on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Common Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 575 of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.	TAX RULINGS OR OPINIONS.

Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.	RESTRICTIONS ON ACQUISITION OF STOCK OF HOLDING COMPANY.

The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%.

24.	STOCK COMPENSATION PLANS.

(a) The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

(b) The Holding Company and the Savings Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Common Stock shall be purchased, pursuant to any of such plans before the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of stockholder approval of such plans at either an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

(c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(d) The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their Officers.

25.	DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

(a) Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

(b) The Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Savings Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Savings Bank’s capital stock also shall be in compliance with Section 563.146 of the Rules and Regulations of the OTS, or any successor thereto.

26.	PAYMENT OF FEES TO BROKERS.

The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Common Stock in the Offerings.

27.	EFFECTIVE DATE.

The effective date of the Conversion and Reorganization shall be the date of the closing of the sale of all shares of Common Stock. The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

28.	AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Board of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members and BCSB Bankcorp, Inc.’s stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and BCSB Bankcorp, Inc.’s stockholders with the concurrence of the OTS shall not necessitate further approval by the Members and BCSB Bankcorp, Inc.’s stockholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the earlier of the date of the Special Meeting of Stockholders and the Special Meeting of Members. Before the earlier of the Special Meeting of Stockholders and the Special Meeting of Members, this Plan may be terminated by the Board of Directors of the Primary Parties without approval of the OTS. After the Special Meeting of Stockholders and the Special Meeting of Members, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

29.	INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

Exhibit A

Agreement and Plan of Merger by and among BCSB Bankcorp, Inc.

Baltimore County Savings Bank, F.S.B. and

Baltimore County Interim Federal Savings and Loan Association II

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2007, is made by and between BCSB Bankcorp, Inc., a federal corporation, Baltimore County Savings Bank, F.S.B. (the “Savings Bank” or the “Surviving Corporation”), a federal savings association, and Baltimore County Interim Federal Savings and Loan Association II, an interim federal savings association (“Interim II”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, Baltimore County Savings Bank, M.H.C., a federal mutual holding company (the “MHC”), the Savings Bank and BCSB Bankcorp, Inc. have adopted a Plan of Conversion and Reorganization pursuant to which: (i) BCSB Bankcorp, Inc. will convert to an interim federal savings association and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity; (ii) the MHC will convert to a interim federal stock savings association and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity; (iii) the Savings Bank and a newly formed interim federal savings association will merge, pursuant to which the Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation (the “Holding Company”) (the “Savings Bank Merger”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Holding Company Merger;

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1. EFFECTIVE DATE. The Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Holding Company Merger by the Secretary of the Office of Thrift Supervision (the “OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2. THE HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, BCSB Bankcorp, Inc. shall convert to a interim federal savings association and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation. Upon consummation of the Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Holding Company Merger had not occurred.

3. CANCELLATION OF SAVINGS BANK COMMON STOCK HELD BY BCSB BANKCORP, INC.; TREATMENT OF BCSB BANKCORP, INC. COMMON STOCK.

(a) On the Effective Date each share of common stock, $0.01 par value per share, of the Savings Bank issued and outstanding immediately before the Effective Date and held by BCSB Bankcorp, Inc. shall, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, be canceled.

(b) At or after the Effective Date and before the Savings Bank Merger, each certificate or certificates theretofore, evidencing issued and outstanding shares of BCSB Bankcorp, Inc. common stock, other than any such certificate or certificates held by the MHC, which shall be canceled, shall be deemed to represent issued and outstanding shares of Savings Bank common stock, which shall be exchanged as provided in the Savings Bank Merger.

4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. Holders of BCSB Bankcorp, Inc. common stock shall not have any dissenter or appraisal rights in connection with the Holding Company Merger.

5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Baltimore County Savings Bank, F.S.B.”

6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
H. Adrian Cox	2007
William M. Loughran	2007
John J. Panzer, Jr.	2007
Henry V. Kahl	2008
P. Louis Rohe	2008
Michael J. Klein	2008
William J. Kappauf, Jr.	2009
Joseph J. Bouffard	2009

The address of each director is 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

8. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization. On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of BCSB Bankcorp, Inc. common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of BCSB Bankcorp, Inc. and the MHC, respectively. The approval of BCSB Bankcorp, Inc., as the sole stockholder of the Savings Bank, shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Savings Bank.

11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Holding Company or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

13. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BCSB BANKCORP, INC.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY SAVINGS BANK, F.S.B.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY INTERIM FEDERAL SAVINGS AND LOAN ASSOCIATION II

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Exhibit B

Agreement and Plan of Merger by and among Baltimore County Savings Bank, M.H.C.,

Baltimore County Savings Bank, F.S.B. and

Baltimore County Interim Federal Savings and Loan Association I

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2007, is made by and between Baltimore County Savings Bank, M.H.C. (the “MHC”), a federal mutual holding company, Baltimore County Savings Bank, F.S.B. (the “Savings Bank” or the “Surviving Corporation”), a federal chartered savings association, and Baltimore County Interim Federal Savings and Loan Association I, an interim federal savings association (“Interim I”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the MHC, the Savings Bank and BCSB Bankcorp, Inc., a federal corporation, have adopted a Plan of Conversion and Reorganization pursuant to which: (i) BCSB Bankcorp, Inc. will convert to an interim federal savings association and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity (the “Holding Company Merger”); (ii) the MHC will convert to a interim federal stock savings association and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity (the “MHC Merger”); (iii) the Savings Bank and a newly formed interim federal savings association will merge, pursuant to which the Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation (the “Holding Company”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger;

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1. EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision (the “OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a interim federal stock savings association and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

3. CANCELLATION OF BCSB BANKCORP, INC. COMMON STOCK HELD BY THE MHC AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

On the Effective Date:

(a) each share of common stock, $0.01 par value per share, of BCSB Bankcorp, Inc. issued and outstanding immediately before the Effective Date (which shall be deemed to be Savings Bank common stock pursuant to the Holding Company Merger) and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled;

(b) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC’s conversion from mutual to stock form (“Members”) shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled; and

(c) the Savings Bank shall establish a liquidation account on behalf of each depositor member as provided for in the Plan of Conversion and Reorganization.

4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No member of the MHC shall have any dissenter or appraisal rights in connection with the MHC Merger.

5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Baltimore County Savings Bank, F.S.B.”

6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
H. Adrian Cox	2007
William M. Loughran	2007
John J. Panzer, Jr.	2007
Henry V. Kahl	2008
P. Louis Rohe	2008
Michael J. Klein	2008
William J. Kappauf, Jr.	2009
Joseph J. Bouffard	2009

The address of each director is 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

8. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization. On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of BCSB Bankcorp, Inc. common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of BCSB Bankcorp, Inc. and the MHC, respectively. The approval of BCSB Bankcorp, Inc., as the sole stockholder of the Savings Bank, shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Savings Bank.

11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the MHC or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

13. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BALTIMORE COUNTY SAVINGS BANK, M.H.C.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY SAVINGS BANK, F.S.B.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY INTERIM FEDERAL SAVINGS AND LOAN ASSOCIATION I

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Exhibit C

Agreement and Plan of Merger by and among Baltimore County Savings Bank, F.S.B.,

[Holding Company] and Baltimore County Interim

Federal Savings and Loan Association III

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2007 is made by and among Baltimore County Savings Bank, F.S.B. (the “Savings Bank or the ‘Surviving Corporation”), a federal savings association, [Holding Company] (the “Holding Company”), a Maryland corporation, and Baltimore County Interim Federal Savings and Loan Association III (“Interim III”), an interim federal savings association (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the Savings Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Savings Bank upon completion of the Conversion and Reorganization as defined in the Plan of Conversion and Reorganization adopted by the Boards of Directors of Baltimore County Savings Bank, M.H.C., a federal mutual holding company (the “MHC”), BCSB Bankcorp, Inc., a federal corporation, and the Savings Bank; and

WHEREAS, BCSB Bankcorp, Inc. will convert into an interim federal savings association and simultaneously merge with and into the Savings Bank pursuant to the Plan of Conversion and Reorganization and the Agreement and Plan of Merger included as Annex A thereto (the “Holding Company Merger”) and the shares of BCSB Bankcorp, Inc. common stock held by persons other than the MHC will be deemed to represent shares of Savings Bank common stock, $0.01 par value per share; and

WHEREAS, contemporaneously with the Holding Company Merger, the MHC, which owns a majority of the outstanding common stock of BCSB Bankcorp, Inc., par value $0.01 per share, will convert to a interim federal stock savings association and simultaneously merge with and into the Savings Bank pursuant to the Plan of Conversion and Reorganization and the Agreement and Plan of Merger included as Annex B thereto (the “MHC Merger”), pursuant to which all shares of BCSB Bankcorp, Inc. common stock held by the MHC will be canceled; and

WHEREAS, the reorganization into the stock holding company structure by the Savings Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly formed interim federal savings association and then merging the interim savings association with and into the Savings Bank (the “Savings Bank Merger”), pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Savings Bank common stock will be converted automatically into and become shares of common stock of the Holding Company, par value $0.01 per share, as described more fully in Section 3(a)(i) herein; and

WHEREAS, Interim III is being organized by the officers of the Savings Bank as an interim federal savings association with the Holding Company as its sole stockholder to effect the Savings Bank Merger; and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Savings Bank Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1. EFFECTIVE DATE. The Savings Bank Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Savings Bank Merger by the Office of Thrift Supervision (“OTS”) pursuant to 12 C.F.R. §552.13(k), or any successor thereto (the “Effective Date”).

2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion and Reorganization, and the expiration of all applicable waiting periods, Interim III shall merge with and into the Savings Bank, with the Savings Bank as the Surviving Corporation. Upon consummation of the Savings Bank Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Savings Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Savings Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Savings Bank Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Savings Bank Merger had not occurred.

3. CONVERSION OF STOCK.

(a) On the Effective Date:

(i) each share of BCSB Bankcorp, Inc. common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Savings Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company common stock based on the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(c) hereof;

(ii) each share of common stock, par value $0.01 per share, of Interim III issued and outstanding immediately before the Effective Date shall, by virtue of the Savings Bank Merger and without any action on the part of the holder thereof, be converted into one share of Savings Bank common stock; and

(iii) each share of Holding Company common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Savings Bank Merger and without any action on the part of the holder thereof, be canceled.

By voting in favor of this Agreement and Plan of Merger, the Holding Company, as the sole stockholder of Interim III, shall have agreed (i) to issue shares of Holding Company common stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company common stock upon the effectiveness of the Savings Bank Merger.

(b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim III or the Savings Bank of shares of Interim III common stock or Savings Bank common stock that were outstanding immediately before the Effective Date.

(c) Notwithstanding any other provision hereof, no fractional shares of Holding Company common stock shall be issued to holders of BCSB Bankcorp, Inc. common stock. In lieu thereof, the holder of shares of BCSB Bankcorp, Inc. common stock entitled to a fraction of a share of Holding Company common stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company common stock by the Actual Purchase Price, as defined in the Plan of Conversion and Reorganization. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4. EXCHANGE OF SHARES.

(a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of BCSB Bankcorp, Inc. common stock, upon surrender of the same to an agent, duly appointed by the Holding Company (the “Exchange Agent”), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company common stock for which the shares of BCSB Bankcorp, Inc.

common stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate that immediately before the Effective Date evidenced shares of BCSB Bankcorp, Inc. common stock, and that is to be exchanged for Holding Company common stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Savings Bank Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company common stock.

(b) No holder of a certificate theretofore representing shares of BCSB Bankcorp, Inc. common stock shall be entitled to receive any dividends in respect of the Holding Company common stock into which such shares shall have been converted by virtue of the Savings Bank Merger until the certificate representing such shares of BCSB Bankcorp, Inc. common stock is surrendered in exchange for certificates representing shares of Holding Company common stock. If dividends are declared and paid by the Holding Company in respect of Holding Company common stock after the Effective Date but before surrender of certificates representing shares of BCSB Bankcorp, Inc. common stock, dividends payable in respect of shares of Holding Company common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of BCSB Bankcorp, Inc. common stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of BCSB Bankcorp, Inc. common stock as evidencing ownership of the number of full shares of Holding Company common stock into which the shares of BCSB Bankcorp, Inc. common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company common stock to which a holder of BCSB Bankcorp, Inc. common stock would otherwise be entitled as a result of the Savings Bank Merger until such holder surrenders the certificate or certificates representing the shares of BCSB Bankcorp, Inc. common stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company common stock is to be issued in a name other than that in which the certificate evidencing BCSB Bankcorp, Inc. common stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) If, between the date hereof and the Effective Date, the shares of BCSB Bankcorp, Inc. common stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. Holders of BCSB Bankcorp, Inc. common stock shall have dissenter or appraisal rights in connection with the Savings Bank Merger to the extent required by 12 C.F.R. §552.14, or any successor thereto.

6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Baltimore County Savings Bank, F.S.B.”

7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
H. Adrian Cox	2007
William M. Loughran	2007
John J. Panzer, Jr.	2007
Henry V. Kahl	2008
P. Louis Rohe	2008
Michael J. Klein	2008
William J. Kappauf, Jr.	2009
Joseph J. Bouffard	2009

The address of each director is 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

9. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236.

10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim III, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the BCSB Bankcorp, Inc. 1999 Stock Option Plan, the BCSB Bankcorp, Inc. Management Reorganization Plan and the Baltimore County Savings Bank, F.S.B. Deferred Compensation Plan as plans of the Holding Company and shall have agreed to issue Holding Company common stock in lieu of BCSB Bankcorp, Inc. common stock pursuant to the terms of such plans. As of the Effective Date, rights outstanding under the plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company common stock, with each such right being for a number of shares of Holding Company common stock equal to the number of shares of BCSB Bankcorp, Inc. common stock that were available thereunder immediately before the Effective Date multiplied by the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, and the price, if any, of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

13. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of BCSB Bankcorp, Inc. common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of BCSB Bankcorp, Inc. and the MHC, respectively. The approval of BCSB Bankcorp, Inc., as the sole stockholder of the Savings Bank, shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Savings Bank.

14. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

15. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1, 13 and 14 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Savings Bank Merger shall be subject to the Holding Company common stock to be issued hereunder in exchange for BCSB Bankcorp, Inc. common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

16. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

17. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

18. SUCCESSORS. This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

19. GOVERNING LAW. This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:	BCSB BANKCORP, INC.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY SAVINGS BANK, F.S.B.

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Attest:	BALTIMORE COUNTY INTERIM FEDERAL SAVINGS AND LOAN ASSOCIATION III

By:
David M. Meadows		Joseph J. Bouffard
Secretary		President and Chief Executive Officer

Exhibit D

Articles of Incorporation of Holding Company

ARTICLES OF INCORPORATION

OF

BCSB BANCORP, INC.

FIRST: The undersigned, Joel E. Rappoport, whose address is 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

SECOND: The name of the Corporation (hereinafter “the Corporation”) is:

BCSB BANCORP, INC.

THIRD: The present address of the principal office of the Corporation in the State of Maryland is 4111 East Joppa Road, Suite 300, Baltimore, Maryland 21236.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Laws of the State of Maryland.

FIFTH:

A. The total number of shares of stock of all classes of stock which the Corporation has authority to issue is Fifty-Five Million (55,000,000) shares, having an aggregate par value of Five Hundred Fifty Thousand Dollars ($550,000), of which Fifty Million (50,000,000) are to be shares of common stock with a par value of one cent ($.01) per share, and Five Million (5,000,000) are to be shares of preferred stock with a par value of one cent ($.01) per share.

B. A description of each class of stock of the Corporation, including any voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, is as follows:

1. Common Stock. Subject to all of the rights of the preferred stock as expressly provided in these Articles of Incorporation, by law or by the Board of Directors in a resolution(s) pursuant to this Article FIFTH, the common stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by Maryland law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including but not limited to, the following:

a. Holders of the common stock shall be entitled to one (1) vote per share on each matter submitted to a vote at a meeting of stockholders; provided, however, that there shall not be any cumulative voting of the common stock.

b. Dividends may be declared and paid or set aside for payment upon the common stock out of any assets or funds of the Corporation legally available therefor.

c. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, its net assets shall be distributed ratably to holders of the common stock.

2. Preferred Stock. The Board of Directors is expressly authorized to classify and reclassify any unissued shares of preferred stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering from time to time before issuance any one or more of the following:

a. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired, or converted into shares of common stock or any other class or series shall remain part of the authorized preferred stock and be subject to classification and reclassification as provided in this Section.

b. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative, and as participating or non-participating.

c. Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

d. Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

e. Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date(s) upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

f. The rights of the holders of shares of such class or series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

g. Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for the purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

h. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Articles of Incorporation of the Corporation.

C. 1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock beneficially owned by such person would be entitled to cast (subject to the provisions of this Article FIFTH), multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit. The provisions of Section C of this Article FIFTH shall not be applicable, and any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of common stock in excess of the Limit shall have full voting rights with respect to all shares owned of record, if, before the beneficial owner of such shares acquired beneficial ownership of shares in excess of the Limit, the beneficial owner’s ownership of shares in excess of the Limit shall have been approved by a majority of the Unaffiliated Directors (as defined below).

2. The following definitions shall apply to this Section C of this Article FIFTH:

a. “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles of Incorporation.

b. “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:

(1)	which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(2)	which such person or any of its Affiliates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract or other arrangement with this Corporation to effect any transaction which is described in any one or more of Paragraphs 1 through 5 of Section A of Article NINTH of these Articles of Incorporation (“Article NINTH”)), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)

which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (a) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (b) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other shares of common stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only shares of common stock then outstanding and shall not include any shares of common stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

c. The “Limit” shall mean 10% of the then-outstanding shares of common stock.

d. A “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

e. “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the person beneficially owning shares in excess of the Limit (the “10% Beneficial Owner”) and was a member of the Board of Directors prior to the time that the 10% Beneficial Owner” became a 10% Beneficial Owner, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the 10% Beneficial Owner and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then on the Board of Directors.

3. The Board of Directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (a) the number of shares of common stock beneficially owned by any person; (b) whether a person is an Affiliate of another; (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (d) the application of any other definition or operative provision of the section to the given facts; or (e) any other matter relating to the applicability or effect of this Section.

4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (a) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (b) any other factual matter relating to the applicability or effect of this Section as may reasonably be requested of such person.

5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6. Any constructions, applications or determinations made by the Board of Directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

SIXTH: The name and address of the resident agent of the Corporation is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a citizen of the state of Maryland who resides in Maryland.

SEVENTH:

A. Except as may be altered in the manner set forth in the Bylaws, the initial number of directors shall be eight (8). The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

B. Subject to the rights of holders of any series of preferred stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause except removal from office, may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the shares of stock entitled to vote in the election of directors.

D. The names of the initial directors who will serve until their successors are duly elected and qualified are as follows:

First Class—Term Expiring 2008

Henry V. Kahl

P. Louis Rohe

Michael J. Klein

Second Class—Term Expiring 2009

Joseph J. Bouffard

William J. Kappauf, Jr.

Third Class—Term Expiring 2010

H. Adrian Cox

William M. Loughran

John J. Panzer, Jr.

EIGHTH:

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

A. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class and securities convertible into shares of its stock of any class for such consideration as determined by the Board of Directors in accordance with the Maryland General Corporation Law, and without any action by the stockholders.

B. The Corporation, if authorized by the Board of Directors, may acquire shares of the Corporation’s capital stock.

C. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price(s) and upon such other terms as the Board of

Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

D. The Board of Directors shall have the power to create and to issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class(es), on such terms and conditions and in such form as the Board of Directors shall set forth in a resolution.

E. The Board of Directors shall have the power, subject to any limitations or restrictions imposed by law, to classify or reclassify any unissued shares of stock whether now or hereafter authorized, by fixing or altering in any one or more respects before issuance of such shares the voting powers, designations, preferences and relative, participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such preferences and/or rights.

F. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of these Articles or the Bylaws of the Corporation, the stockholders of the Corporation shall be permitted to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation by the vote of the holders of not less a majority of the votes cast by holders of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

G. The Board of Directors shall have the power to declare and authorize the payment of stock dividends payable in stock of one class of the Corporation’s capital stock to holders of stock of another class(es) of the Corporation’s capital stock.

H. The Board of Directors shall have authority to exercise without a vote of stockholders all powers of the Corporation, whether conferred by law or by these Articles of Incorporation, to purchase, lease or otherwise acquire the business assets or franchises in whole or in part of other corporations or unincorporated business entities.

I. The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes, and, subject to the Maryland General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for monies so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owed or thereafter acquired.

J. Subject to the provisions of Article NINTH of these Articles of Incorporation, the affirmative vote of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote shall be required to approve the following actions:

1. The amendment of the Corporation’s Articles of Incorporation, except that (a) any amendment of Section C of Article FIFTH, Sections A and C of Article SEVENTH, Sections F, J and L of Article EIGHTH, and Article NINTH of the Corporation’s Articles of Incorporation shall require the affirmative vote of 80% of the issued and outstanding shares of capital stock entitled to vote, and (b) the Board of Directors, with the approval of a majority of the entire Board, and without any action by the stockholders, may amend these Articles of Incorporation to increase or decrease the aggregate number of shares of capital stock of the Corporation or the number of shares of any class of capital stock that the Corporation has the authority to issue.

2. To the extent stockholder approval is required under Maryland statutory law for a merger or consolidation, the merger or consolidation of this Corporation with or into any other corporation.

3. The sale, lease or exchange of all or substantially all of the Corporation’s property and assets.

4. The dissolution of the Corporation.

K. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

L. The Board of Directors shall, in connection with the exercise of its business judgment involving any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation (other than on behalf of the Board of Directors or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to the following: (1) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, not to participate in the transaction; (2) the social and economic effect on the employees, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (3) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (4) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (5) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (6) the future value of the stock or any other securities of the Corporation; and (7) any antitrust or other legal and regulatory issues that are raised by the proposal. If the Board of Directors determines that any actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any and all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; selling any of the assets of the Corporation; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

NINTH:

A. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in this Article NINTH:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (a) any Interested Stockholder (as hereinafter defined); or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”) (after giving effect to the provisions of Article FIFTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Article NINTH shall mean any transaction which is referred to in any one or more of Paragraphs 1 through 5 of Section A of this Article NINTH.

B. The provisions of Section A of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote after giving effect to the provisions of Article FIFTH, or such vote (if any), as is required by law or by these Articles of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following Paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2. All of the following conditions shall have been met:

a. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of common stock in such Business Combination shall at least be equal to the higher of the following:

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of common stock acquired by it: (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”); or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article Ninth as the “Determination Date”), whichever is higher.

b. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this Subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (a) within the two-year period immediately prior to the Announcement Date; or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(3)	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

c. The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Paragraph 2 of Section B of this Article NINTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the common stock as to dividends or liquidation; (2) there shall have been: (a) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Disinterested Directors; and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. For the purposes of this Article NINTH:

1. A “Person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

2. “Interested Stockholder” shall mean any person (other than the Corporation or Subsidiary thereof) who or which:

a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

b. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. For purposes of this Article NINTH, “beneficial ownership” shall be determined in the manner provided in Section C of Article FIFTH hereof.

4. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles of Incorporation.

5. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

6. “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

7. “Fair Market Value” means:

a. in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

b. in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

8. Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

9. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article NINTH shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry: (1) whether a person is an Interested Stockholder; (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the common stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article NINTH.

E. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FIFTH), voting together as a single class, shall be required to alter, amend or repeal this Article NINTH.

TENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be may act as of 15th day of March, 2007.

By:	/s/ Joel E. Rappoport
Joel E. Rappoport
Incorporator

Exhibit E

Bylaws of Holding Company

BCSB BANCORP, INC.

BYLAWS

ARTICLE I—STOCKHOLDERS

Section 1. ANNUAL MEETING

The annual meeting of the stockholders of BCSB Bancorp, Inc. (the “Corporation”) shall be held each year at such time and on such date as the Board of Directors shall, in their discretion, fix. The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2. SPECIAL MEETINGS

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President, or by two-thirds of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3. PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4. NOTICE OF MEETING; WAIVER OF NOTICE

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than 120 days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5. QUORUM

At any meeting of stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FIFTH of the Articles of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6. CONDUCT OF BUSINESS

(a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

Section 7. VOTING

Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8. PROXIES

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE II—DIRECTORS

Section 1. GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and which are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

Section 2. NUMBER

The number of directors of the Corporation shall be at least five (5) and no more than fifteen (15). A majority of the entire Board of Directors may by resolution set the number of directors at such number as it may determine within such range, but such action shall not affect the tenure of office of any director. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected annually by ballot.

Section 3. QUALIFICATIONS

a.	Age Limits.

No person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person is then more than 72 years of age or older. Any director who attains age 72 during the term shall be allowed to complete the term. Persons may serve as advisory directors without regard to age. This Section 3(a) of this Article III does not apply to a director who has served as a director of Baltimore County Savings Bank, F.S.B. continuously since its organization in 1955.

b.	Residency Requirement.

To be eligible for election, reelection, appointment or reappointment to the Board of Directors, a person must reside in either the Baltimore, Maryland Metropolitan Statistical Area or Cecil County, Maryland.

c.	Integrity Provision.

No person shall be eligible for election or appointment to the Board of Directors: (i) if within the past ten years such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction), other than Maryland Financial Bank, Towson, Maryland, that engages in business activities in the same market area as the Corporation of any of its subsidiaries. No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under this Section 3.c. No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R. Section 574.4(d)), that includes a person who is ineligible for election to the Board of Directors under this Section 3.c.

The Board of Directors shall have the power to construe and apply the provisions of this Section 3 and to make all determinations necessary or desirable to implement such provisions,

including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

Section 4. VACANCIES

Any vacancy occurring in the Board of Directors may be filled in accordance with Article SEVENTH of the Articles of Incorporation.

Section 5. REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors.

Section 6. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer, or by two-thirds of the Board of Directors in writing. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

Section 7. NOTICE

A notice of a regular meeting shall not be required. The Secretary shall give notice to each director of the date, time and place of each such special meeting of the Board of Directors. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, or similar means of transmission at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. TELEPHONIC MEETINGS

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. QUORUM

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 10. MANNER OF ACTING

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

Section 11. REMOVAL OF DIRECTORS

Any removal of directors may be made in accordance with Article SEVENTH of the Articles of Incorporation.

Section 12. RESIGNATION

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 13. COMPENSATION

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation.

Section 14. COMMITTEES

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director(s) to serve as the member(s), designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of

Directors, (iii) recommending to the stockholders any action which requires stockholder approval, (iv) amending the Bylaws and (v) approving a merger or share exchange which does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing(s) are filed with the minutes of the proceedings of such committee.

Section 15. ADVISORY DIRECTORS

The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

ARTICLE III—OFFICERS

Section 1. EXECUTIVE AND OTHER OFFICERS

The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, and as chief operating officer, having supervision of the operations of the Corporation; in the absence of a designation the President shall serve as chief executive officer and chief operating officer. The Board of Directors may appoint such other officers as it may deem proper. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

Section 2. CHAIRMAN OF THE BOARD

The Chairman of the Board shall serve in a general oversight capacity and shall preside at all meetings of the Corporation’s board of directors. The Chairman of the Board shall perform all duties and have all powers which are commonly included in the office of the Chairman of the Board or which are delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts or other instruments of the Corporation which are authorized.

Section 3. PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of the president or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all contracts, agreements, and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (except the Chairman of the Board), employees and agents of the Corporation.

Section 4. VICE PRESIDENT(S)

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 5. SECRETARY

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 6. TREASURER

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the chief executive officer or the President.

Section 7. SUBORDINATE OFFICERS

The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 8. COMPENSATION

The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 9. ELECTION, TENURE AND REMOVAL OF OFFICERS

The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves for one year or until his or her successor is elected and qualified. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. The removal of an officer or agent does not prejudice any of his or her contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term of that office.

ARTICLE IV—STOCK

Section 1. CERTIFICATES FOR STOCK

Each stockholder shall be entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Section 2. TRANSFERS

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3. RECORD DATE AND CLOSING OF TRANSFER BOOKS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days prior to any other action. The transfer books may not be closed for a period longer than twenty (20) days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4. STOCK LEDGER

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5. CERTIFICATION OF BENEFICIAL OWNERS

The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises.

ARTICLE V—FINANCE

Section 1. CHECKS, DRAFTS, ETC.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2. FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of October and end on the last day of September in each year.

ARTICLE VI—SUNDRY PROVISIONS

Section 1. CORPORATE SEAL

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. VOTING UPON SHARES IN OTHER CORPORATIONS

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3. MAIL

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 4. AMENDMENT OF BYLAWS

The Bylaws may be amended in the manner set forth in the Articles of Incorporation.